Exhibit 99.1

FOR RELEASE AT 8:00 AM EDT ON TUESDAY, OCTOBER 18, 2011

KODIAK OIL & GAS CORP. PROVIDES INTERIM CORPORATE UPDATE

TEN NEW HIGH-WORKING-INTEREST WELLS PROVIDE PRODUCTION GROWTH

187% AND 53% QUARTERLY AND SEQUENTIAL SALES VOLUME GROWTH

DENVER — October 18, 2011 /PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (NYSE: KOG), an oil and gas exploration and production company with primary assets in the Williston Basin of North Dakota, today provided an interim corporate update on recent drilling and completion activities and announced third quarter 2011 oil and gas sales volumes.

Interim Drilling and Completion Operations Update

The Company took delivery of its fifth operated rig in early October.   Kodiak’s five operated drilling rigs are presently drilling ahead on multi-well drilling pads, with three rigs in McKenzie County, N.D. and two in Dunn County, N.D.

During September and continuing into early October, Kodiak completed five gross (four net) operated wells, bringing total third quarter completions on operated wells to seven gross (five net) wells.  Initial production results from the wells completed in September and October are included in the table below.  The results from wells completed earlier in the third quarter have previously been released.

For the remainder of the fourth quarter 2011, Kodiak expects to complete or commence completion operations on an additional seven gross (six net) operated wells in the Williston Basin.  These operated wells are located on three drilling pads consisting of two, two-well pads and one, three-well pad.  Drilling has been completed and operations are underway to construct surface equipment, with completion operations scheduled within the next thirty days.

In addition to its operated wells, the Company has participated in completion of five gross (2.5 net) non-operated wells under its area of mutual interest (AMI) with its partner in Dunn County, N.D.  Initial production results from the completed wells are included below.  Drilling activity continues with three gross (1.5 net) wells drilled and waiting on completion and two gross (1.0 net) wells drilling.  Non-operated drilling and completion activities within the AMI are expected to continue throughout the fourth quarter and into 2012.

As a result of minor leasehold interests that are operated by other industry partners, the Company also participated in 13 gross (1.3 net) wells during the third quarter.

Kodiak-Operated Wells Completed Sept. / Oct. 2011

		WI/		Length of	IP 24-hour Test (BOE/d)			Frac	Choke		Cumulative Production
Well Name	County	NRI (%)	Formation	Lateral (feet)	BOPD	MMcf/d	BOE/d	Stages	Size "	PSI	BOE	Days
TSB #2-24-12-1H3	Dunn	50/41	Three Forks	10,017'	2,845	1.43	3,083	25	34/64	2,100	27,772	18
TSB #2-24-12-2H (a)	Dunn	50/41	Bakken	10,100'	1,595	0.94	1,752	14	20/64	2,700	13,656	11
SC #2-24-25-15H	Dunn	97/79	Bakken	9,618'	2,698	1.98	3,028	23	28/64	2,900	25,149	18
SC #12-10-11-9H3	Dunn	97/79	Three Forks	9,459'	2,682	1.80	2,982	24	38/64	1,513	5,261	3
SC #12-10-11-9H	Dunn	97/79	Bakken	9,729'	2,655	1.77	2,950	30	34/64	1,870	7,992	5

(a) 14 stages were initially completed and the IP rate established. Remaining ten stages were completed in October

Non-Operated Dunn County AMI Wells Completed Q3 / October

		WI/		Length of	IP 24-hour Test (BOE/d)			Frac	Choke
Well Name	County	NRI (%)	Formation	Lateral (feet)	BOPD	MMcf/d	BOE/d	Stages	Size "	PSI
FBIR Baker 34X-25	Dunn	50/41	Bakken	9,430'	1,358	2.47	1,771	18	32/64	600
FBIR Walker 34X-25	Dunn	50/41	Bakken	9,552'	1,537	2.80	2,004	18	24/64	600
FBIR Bird 31X-19	Dunn	47/37	Bakken	9,368'	1,463	1.46	1,707	24	24/64	2,400
FBIR Stephen 31X-19	Dunn	50/41	Bakken	10,025'	1,461	1.46	1,705	24	24/64	2,300
FBIR Smith 11X-10	Dunn	50/41	Bakken	9,825'	Well completed but still listed as confidential

Commenting on ongoing operations, Kodiak’s Chairman and CEO Lynn A. Peterson said:  “Kodiak made significant operational strides during the third quarter, which we expect to contribute to production growth during the fourth quarter and beyond.  The well performance from our new producers is in-line or exceeds comparable early results from some of our better wells completed to date.

“With the addition of these new wells, our current production is approximately 7,500 to 8,000 BOE/d.  With the six net operated wells scheduled for completion during the fourth quarter, as well as the ongoing non-operated completion work within the Dunn County AMI area, we feel confident in our earlier 2011 exit rate guidance of 9,000 BOE/d.  These volumes do not include volumes associated with our pending acquisition, which is on track to close in late October.

“We are delighted with the early performance of our two new Three Forks successes, the SC 12-10-11-9H3 and the TSB 2-24-12-1H3 wells.  We will closely monitor our Three Forks wells’ performance to gain additional information as we continue our assessment of the formation’s ultimate potential.

“While we continue to closely monitor our drilling and completion techniques and associated costs, we are pleased with the well results that continue to achieve strong rates of returns. As we move to more development drilling activity we would anticipate cost reductions in our drilling and completion along with improved lease operating expense.  Basin-wide infrastructure build-out continues at a heightened pace, providing us additional outlets for our oil and gas production.  We should continue to see improvement in our gas sales as additional wells are connected to pipeline and, more importantly, as gas plant expansion nears completion.”

Completion Agreement Expanded

Kodiak has reached agreement to expand the number of days for completion work with Halliburton Energy Services.  Initially, the agreement will provide for 21 days of availability each month, reconciled on a quarterly basis, with the intent to expand to a full-time dedicated crew after year-end.  As the agreement includes 24-hour crews, Kodiak believes that the 21-day allotment is adequate to complete its fourth quarter completion schedule.

Midstream Infrastructure Expanding

Kodiak’s access to pipeline infrastructure continues to improve in its core operating areas.  All of the recently completed wells in Dunn County, both operated and non-operated, are tied into oil, gas and water pipelines.  However, even though the wells are connected to pipelines, natural gas processing continues to experience capacity limitations.  The natural gas processing plant constraints throughout the Basin result in the continued flaring of some volumes.  Kodiak believes that the constraints should be largely eliminated with the ongoing expansion of third-party gas plants.  The Company expects the majority of its Dunn County wells to be connected to oil and gas pipelines by the end of 2011, with the exception of the southeastern part of its leasehold.

In McKenzie County, all of the Company’s operated wells have been connected to gas pipelines and the majority of the oil is still being trucked.  Currently, oil pipelines are being constructed into the Company’s two main operating areas with expectations to be operational by year end.  The Company is in the process of building out water disposal facilities throughout its acreage position in McKenzie County.

Third Quarter 2011 Results

In conjunction with its third quarter 2011 operational and financial results news release, expected to be issued after the close of trading on Thursday November 3, 2011, the Company intends to furnish a comprehensive operations update, including its per-well tabular data that includes working interest, net revenue interest, lateral length and 30/60/90/180 and 360-day production rates.  Also included will be initial results from additional completed wells yet to be announced.

Third Quarter and Nine-Month Sales Volumes

The Company also disclosed sales volumes and netback prices received for the quarter ended September 30, 2011, as summarized below:

	Quarterly Comparisons					Nine Months Comparison
Kodiak Oil & Gas Corp.	Three Months Ended			% Change		Nine Months Ended		% Change
Net Sales Volumes Comparison	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010	Sequential Quarter	Qtr.-over- Qtr.	Sept. 30, 2011	Sept. 30, 2010	9ms-over- 9ms
Product Sales Volumes(1)
Natural Gas (Mcf)	135,020	87,122	37,342	55%	262%	284,346	131,224	117%
Oil (Bbls)	341,199	223,755	120,544	52%	183%	722,350	284,952	154%
Barrels of Oil Equivalent (BOE)	363,703	238,275	126,767	53%	187%	769,741	306,823	151%
Daily Sales (BOE/day)	3,956	2,618	1,378			2,820	1,124
Product Price Received
Natural Gas ($/Mcf)	$10.20	$7.99	$4.47	28%	128%	$8.39	$4.56	84%
Crude Oil ($/Bbl)	$82.56	$95.72	$66.07	-14%	25%	$86.65	$67.99	27%

(1)Note that sales volumes exclude natural gas that is currently being flared pending connection to pipelines.

Mr. Peterson continued: “Our third quarter oil and gas sales volumes were at the lower end of our expectations which we attribute to four primary causes:  1) our inability to sell gas in the volumes that we forecasted due to third-party gathering system constraints,  even though the wells were connected to gas pipelines;  2) the early September planned shut-in of  two Koala wells  in order to complete scheduled winter preparation maintenance work which  resulted in production loss from the two wells for approximately three weeks; 3) ongoing start-up issues involving Dunn County pipeline infrastructure causing shut-in periods; and 4) the timing of well completions.

“The capacity limitations of the existing gas plants are scheduled to improve over the next couple of quarters which should improve our ability to process gas.  We believe the maintenance work done on the Koala wells should result in better well performance heading into the winter quarters.  With the robust activity in the Basin and the quality of wells being drilled, industry has experienced some pipeline constraints.  However, as we have moved through the year we have seen a large amount of capital going into the infrastructure build-out, including pipelines, rail facilities and processing plants.  We should begin to see the benefit of these efforts as they complement our own infrastructure investments as we move into 2012.”

About Kodiak Oil & Gas Corp.

Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains.  For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur. Forward-looking statements in this document include statements regarding the Company’s expectations as to: exploration and development plans; drilling plans, including the timing of drilling commencement and drilling completion of our wells, and the manner and stages in which wells are expected to be drilled; the potential for improvement in the timing of completion activities as a result of a dedicated fracture stimulation team; the number, mobilization, intended use and current planned future location of our rigs; production and sales estimates and potential cost reductions; spudding activities; pipeline connections and plant expansion; the closing of our pending acquisition; the amount and allocation of the Company’s anticipated capital expenditures and  the timing and success of such programs; the commercial prospects of the Three Forks Formation, and the amount and sufficiency of future sources of liquidity. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11